Exhibit 21.1

List of Subsidiaries of Bridge Investment Group Holdings Inc.

Name	Jurisdiction of Incorporation or Organization
Bridge Investment Group LLC	Utah[1]
Bridge Fund Management Holdings LLC	Delaware
Bridge Debt Capital Markets LLC	Utah
Bridge Investment Group Risk Management, Inc.	Utah
Bridge Multifamily Fund Manager LLC	Delaware
Bridge Property Management, L.C.	Utah
Bridge MF&CO Fund III GP LLC	Delaware
Bridge Multifamily Fund IV GP LLC	Delaware
Bridge Multifamily Fund V GP LLC	Delaware
Bridge Workforce and Affordable Housing Fund GP LLC	Delaware
Bridge Workforce and Affordable Housing Fund II GP LLC	Delaware
Bridge Development Fund Manager LLC	Delaware
Bridge Opportunity Zone Fund GP LLC	Delaware
Bridge Opportunity Zone Fund II GP LLC	Delaware
Bridge Opportunity Zone Fund III GP LLC	Delaware
Bridge Opportunity Zone IV GP LLC	Delaware
Bridge Office Fund Manager LLC	Delaware
Bridge Commercial Real Estate LLC	Georgia
Bridge Office Fund GP LLC	Delaware
Bridge Office Fund II GP LLC	Delaware
Bridge Seniors Housing Fund Manager LLC	Delaware
Bridge Senior Living LLC	Alabama
Bridge Seniors Housing & Medical Properties Fund GP LLC	Delaware
Bridge Seniors Housing & Medical Properties Fund II GP LLC	Delaware
Bridge Seniors Housing Fund III GP LLC	Delaware
Bridge Debt Strategies Fund Manager LLC	Delaware
Bridge Debt Strategies Fund II GP LLC	Delaware
Bridge Debt Strategies Fund III GP LLC	Delaware
Bridge Debt Strategies Fund IV GP LLC	Delaware
Bridge Logistics Net Lease Fund Manager LLC	Delaware
Bridge Logistics Net Lease Fund GP LLC	Delaware
Bridge Logistics Value Fund Manager LLC	Delaware
Bridge Logistics Value Fund GP LLC	Delaware
Bridge Agency MBS Fund Manager LLC	Delaware
Bridge Agency MBS Fund GP LLC	Delaware
Bridge Investment Group Employee Blocker LLC	Delaware
Bridge Investment Group Employee Operations LLC	Delaware

[1]	In connection with the offering, Bridge Investment Group LLC will be converted to a limited liability company in Delaware and renamed “Bridge Investment Group Holdings LLC”.